                                                                    EXHIBIT 23.2



                      CONSENT OF SCHWARTZ LEVITSKY FELDMAN



    The undersigned, Schwartz Levitsky Feldman, hereby consents to the use of our name and the use of our opinion dated July 27, 1998 for International Career Specialists Ltd. as filed with IT Staffing Ltd.'s Registration Statement on Form SB-2 being filed by IT Staffing Ltd.



                                                   /s/ Schwartz Levitsky Feldman
                                                       Schwartz Levitsky Feldman
                                                           Chartered Accountants



January 18, 1999